UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012

MEDIANET GROUP TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601

Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

The Board of Directors of MediaNet Group Technologies, Inc. (the “Company”) has determined that it is advisable and in the best interest of the Company and its stockholders to create a voting capital stock structure that is designed (i) for management stability, with appropriate Board supervision, over a critical period of the next five years of the Company’s development to provide the Company’s management with the time and independence to concentrate on long-term objectives, including but not limited to the effectuation of the Company’s innovative business plan, and (ii) to act as an impediment to outside parties attempting to take over or influence the Company, and thereby distract management from focusing on the Company’s short-term and long-term goals.

Accordingly, as of August 16, 2012, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Michael B. Hansen, the Company’s President and Chief Executive Officer. Pursuant to the Purchase Agreement, the Company agreed to sell Mr. Hansen 185,000 shares of “Super Voting Preferred Stock” (as defined below) upon the Company filing the Certificate of Designation (as defined below) for $0.38 per share, which was the closing price of the Company’s common stock, par value $0.001 per share (“Common Stock”) as reported on the Over-the-Counter Markets (OTCQB) on the date prior to the date the Board of Directors (the “Board”) of the Company approved the Certificate of Designation and the Purchase Agreement.

As more fully described in Item 5.03 below, unless earlier converted into shares of Common Stock, each share of outstanding Super Voting Preferred Stock will automatically convert into one share of Common Stock on August 17, 2017.

The Company has no present plans or intentions to issue shares of Super Voting Preferred Stock to any other person or entity.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02       Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this report is incorporated herein by reference.

The sale of the Super Voting Preferred Stock was exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(2) of such Act. The Company did not pay any commissions or finder’s fees in connection with the sale to Mr. Hansen.

Item 3.03       Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 of this report is incorporated herein by reference.

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Item 5.01       Changes in Control of Registrant

The disclosure set forth in Item 3.02 of this report is incorporated herein by reference.

Prior to the issuance of the shares of Super Voting Preferred Stock to Mr. Hansen, he held 16.81% of the voting power of the Company’s issued and outstanding securities and equal economic interest in the Company. As a result of Mr. Hansen’s acquisition of the shares of Super Voting Preferred Stock, Mr. Hansen now holds securities representing 56.59% of the voting power of the Company’s issued and outstanding voting securities and a 16.85% economic interest in the Company, assuming conversion of the Super Voting Preferred Stock prior to any dividend distribution. There are no arrangements or understandings among the Company and Mr. Hansen with respect to the election of directors or other matters. Mr. Hansen used personal funds to pay the purchase price for the shares of Super Voting Preferred Stock acquired.

Item 5.03      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 20, 2012, the Company filed an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), in the form of a Certificate of Designation that authorized for issuance of up to 300,000 shares of a new series of preferred stock, par value $0.01 per share, of the Company designated “Super Voting Preferred Stock” and established the rights, preferences and limitations thereof. The Board authorized the Super Voting Preferred Stock pursuant to the authority given to the Board under the Articles of Incorporation, which authorizes the issuance of up to 25,000,000 shares of preferred stock, par value $0.01 per share, and authorizes the Board, by resolution, to establish any or all of the unissued shares of preferred stock, not then allocated to any series into one or more series and to fix and determine the designation of each such shares, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

Mr. Hansen is entitled 2,000 votes per share of Super Voting Preferred Stock held at the record date for the determination of shareholders entitled to vote at each meeting of shareholders of the Company or action by written consent in lieu of meetings with respect to any and all matters presented to the shareholders of the Company. Mr. Hansen will vote shares of Super Voting Preferred Stock together with the holders of Common Stock, as a single class, except (i) as provided by Nevada Statutes and (ii) with regard to the amendment, alteration or repeal of the preferences, rights, powers or other terms of the Super Voting Preferred Stock, as to which Mr. Hansen will vote the shares of Super Voting Preferred Stock as a separate class.

Until the Super Voting Preferred Stock is converted into Common Stock, Mr. Hansen is not entitled to receive any dividends declared by the Company on his shares of Super Voting Preferred Stock. Each share of the Super Voting Preferred Stock will participate pari passu with the Common Stock of the Company in the proceeds available to the Company’s shareholders upon the liquidation, dissolution, or winding up of the Company.

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Upon the earlier of (i) the consummation of a “Change in Control Transaction” (as defined below) approved by the shareholders of the Company and (ii) August 17, 2017, each share of Super Voting Preferred Stock then outstanding will automatically be converted into one share of Common Stock. In the event the shares of Super Voting Preferred Stock are converted into Common Stock upon the consummation of such Change in Control Transaction, such conversion will be deemed to have occurred immediately prior to the consummation of such Change in Control Transaction. “Change in Control Transaction” means the occurrence of either of the following events, if such event has not been approved by the then majority of the Board of the Company: (a) the sale, encumbrance or disposition by the Company of all or substantially all of the Company’s assets; or (b) the merger or consolidation of the Company with or into any other corporation or entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its sole parent entity outstanding immediately after such merger or consolidation.

Each share of Super Voting Preferred Stock will automatically convert into one share of Common Stock upon a “Transfer” of such share, where “Transfer” means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. Subject to certain exceptions, a “Transfer” also includes a transfer of a share of Super Voting Preferred Stock to a broker or other nominee, or the transfer of, or entering into a binding agreement with respect to, voting control over a share of Super Voting Preferred Stock by proxy or otherwise.

The summary of the rights, privileges and preferences of the Super Voting Preferred Stock described above is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description

3.1	Certificate of Designation filed with the Nevada Secretary of State on August 20, 2012.
10.1	Purchase Agreement dated August 16, 2012 between the Company and Michael B. Hansen.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaNet Group Technologies, Inc.
(Registrant)

Date: August 21, 2012
By: /s/ Michael B. Hansen
Michael B. Hansen
President and Chief Executive Officer

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